                                                                   Exhibit 10.15

                              TERMINATION AGREEMENT


         THIS AGREEMENT is made as of August 6, 1998 by and among Taiwan Semiconductor Manufacturing Company Limited ("TSMC"), a company organized under the laws of the Republic of China ("R.O.C."), with its registered address at No. 121, Park Avenue 3, Science Based Industrial Park, Hsinchu, Taiwan, R.O.C., Monolithic System Technology Incorporated ("MOSYS"), a company organized under the laws of California, United States of America ("U.S.A.") with its registered address at 2670 Seely Avenue, San Jose, CA 95134, U.S.A., and M-One Technology Incorporated ("MONE"), a company organized under the laws of the Republic of China, with its registered address at Room 106, 47 Park Avenue 2, Science Based Industrial Park, Hsinchu, Taiwan, R.O.C.

         WHEREAS, TSMC, MOSYS and MONE (collectively referred to as the "Parties") have entered into an option agreement ("Option Agreement", attached hereto as Attachment 1) on November 23, 1995 and amended subsequently on September 23, 1996 ("Amendment", attached hereto as Attachment 2); and

         WHEREAS, the Parties desire to terminate the Option Agreement and the Amendment, to release each other of all obligations and commitments contained therein and to terminate any rights associated therewith;

         NOW, THEREFORE, the Parties agree as follows:

1.       This Agreement is effective as of the date hereof.

2. The Parties shall not be responsible for any further duties, obligations and commitments, and the Parties shall not be entitled to any further rights, including but not limited to wafer capacity and option fee, specified in and under the Option Agreement and the Amendment, except TSMC's right stipulated in Section 3 of this Agreement.

3. TSMC is granted the right to purchase UP TO One Million Two Hundred Thousands (1,200,000) shares of MOSYS' common stock at the exercise price of U.S. Six Dollars and Fifty Cents (US$6.50) per share anytime prior to the closing of the issuance of shares of common stock of Mosys in an underwritten public offering or when Mosys is acquired by third parties.

4. This Agreement does not affect the rights and obligations of the Parties existing and accrued prior to the date hereof. Specifically, MOSYS and MONE shall be and remain liable to TSMC for any obligations and duties, including all outstanding payments for the wafers already ordered and/or shipped.

5. The duty of confidentiality of the Parties contained in the Option Agreement and the Amendment shall survive after this Agreement.

6. This Agreement shall be governed and interpreted in accordance with the laws of the Republic of China.


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         IN WITNESS WHEREOF, the Parties have signed and dated this Agreement in the spaces provided below:


TAIWAN SEMICONDUCTOR                      MONOLITHIC SYSTEM
MANUFACTURING COMPANY                     TECHNOLOGYINCORPORATED
LIMITED


BY:                                       BY:
   ------------------------------------      -----------------------------------

NAME:                                     NAME:
     ----------------------------------        ---------------------------------

TITLE:                                    TITLE:
      ---------------------------------         --------------------------------

DATE:                                     DATE:
     ----------------------------------        ---------------------------------

                                          M-ONE TECHNOLOGY
                                          INCORPORATED


                                          BY:
                                             -----------------------------------

                                          NAME:
                                               ---------------------------------

                                          TITLE:
                                                --------------------------------

                                          DATE:
                                               ---------------------------------


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THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS
AMENDED (THE "ACT"). NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMPANY OR WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE HOLDER, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.



                                                                  August 6, 1998




                       MONOLITHIC SYSTEM TECHNOLOGY, INC.
                            a California corporation

                     COMMON STOCK PURCHASE WARRANT AGREEMENT



         THIS CERTIFIES THAT, for value received, Taiwan Semiconductor Manufacturing Co., Ltd. (hereinafter, the "Holder"), is entitled, upon the terms and subject to the conditions hereinafter set forth, to purchase from Monolithic System Technology, Inc., a California corporation (the "Company"), that number of fully paid and nonassessable shares of the Company's Common Stock at the purchase price per share as set forth in Section 1 below.

                         TERMS AND CONDITIONS OF WARRANT

1.       NUMBER OF SHARES; EXERCISE PRICE; TERM.

                  (a) The Holder shall be entitled to subscribe for and purchase up to One Million, Two Hundred Thousand (1,200,000) shares of the fully paid and nonassessable Common Stock of the Company (the "Shares") at an exercise price of U.S. $6.50 per share (the "Exercise Price").

                  (b) The Holder may exercise this Warrant at any time and from time to time prior to 5:00 p.m. (California Time) on August 6, 2002 (the "Expiration Date"). This Warrant shall expire and cease to be exercisable after the Expiration Date.

2. EXERCISE OF WARRANT. This Warrant may be exercised by the Holder as to the whole or any lesser number of the Shares covered hereby, at any time and from time to time prior to the Expiration Date, upon surrender of this Warrant to the Company at its principal executive office together with the Notice of Exercise and Investment Representation Statement annexed hereto as EXHIBITS A and B. respectively, duly


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

completed and executed by the Holder, and payment to the Company of the aggregate Exercise Price for the Shares to be purchased in the form of a check made payable to the Company in an amount equal to the aggregate Exercise Price for the Shares to be purchased. Certificates for the Shares so purchased shall be delivered to the Holder within a reasonable time not to exceed 21 days after exercise of the stock purchase rights represented by this Warrant. The exercise of this Warrant shall be deemed to have been effected on the day on which the Holder surrenders this Warrant to the Company and satisfies all of the requirements of this Section 2. Upon such exercise, the Holder will be deemed a shareholder of record of those Shares for which the warrant has been exercised with all rights of a shareholder (including, without limitation, all voting rights with respect to such Shares and all rights to receive any dividends with respect to such Shares). If this Warrant is to be exercised in respect of less than all of the Shares covered hereby, the Holder shall be entitled to receive a new warrant covering the number of Shares in respect of which this Warrant shall not have been exercised and for which it remains subject to exercise. Such new warrant shall be in all other respects identical to this Warrant.

3. COVENANTS OF THE COMPANY. The Company covenants and agrees that all equity securities which may be issued upon the exercise of the rights represented by this Warrant, upon issuance and payment therefor in accordance herewith, will be duly authorized, validly issued, fully paid, and nonassessable shares of capital stock of the Company. The Company further covenants and agrees that, during the period within which the stock purchase rights represented by this Warrant may be exercised, the Company will at all times have duly authorized and duly reserved for issuance upon the exercise of the purchase rights evidenced by this Warrant a number of shares of its Common Stock sufficient for such issuance.

4.       TRANSFER, EXCHANGE, OR LOSS OF WARRANT.

         (a) This Warrant may not be assigned or transferred except as provided in this Section 4 and in accordance with and subject to the provisions of the Securities Act of 1933, as amended, and the Rules and Regulations promulgated thereunder (collectively, the "Securities Act"). Any purported transfer or assignment made other than in accordance with this Section 4 shall be null and void and of no force or effect.

         (b) Prior to any transfer of this Warrant, other than in an offering registered under the Securities Act, the Holder shall notify the Company of its intention to effect such transfer, indicating the circumstances of the proposed transfer and, upon request, furnish the Company with an opinion of its counsel, in form and substance satisfactory to counsel for the Company, to the effect that the proposed transfer may be made without registration under the Securities Act or qualification under any applicable state securities laws. The Company will promptly notify the Holder if the opinion of counsel furnished to the Company is satisfactory to counsel for the Company. Unless the Company notifies the Holder within ten (10) days after its receipt of such opinion that such opinion is not


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         satisfactory to counsel for the Company, the Holder may proceed to effect the transfer.

         (c) Unless a registration statement under the Securities Act is effective with respect to the Shares or any other security issued upon exercise of this Warrant, the certificate representing such Shares or other securities shall bear the following legend, in addition to any legend imposed by applicable state securities laws:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMPANY OR WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE HOLDER, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.

         (d) Upon receipt by the Company of satisfactory evidence of loss, theft, destruction, or mutilation of this Warrant and of indemnity satisfactory to the Company, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date and any such lost, stolen, or destroyed Warrant shall thereupon become void. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not the Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

5. NO FRACTIONAL SHARES OR SCRIP. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. In lieu of any fractional share to which such holder would otherwise be entitled, such holder shall be entitled, at its option, to receive either (i) a cash payment equal to the excess of the Fair Market Value for such fractional share above the Exercise Price for such fractional share (as mutually determined by the Company and the Holder) or (ii)a whole share if the Holder tenders the Exercise Price for one whole share.

6. NO RIGHTS AS SHAREHOLDERS. This Warrant does not entitle the holder hereof to any voting rights, dividend rights, or other rights as a shareholder of the Company prior to the exercise hereof.

7. SATURDAYS, SUNDAYS, HOLIDAYS, ETC. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday or a Sunday or a legal holiday.

8. ADJUSTMENTS. The Exercise Price per Share and the number of Shares purchasable hereunder shall be subject to adjustment from time to time as follows:

         (a) MERGER. If at any time there shall be a merger or consolidation of the Company with or into another corporation when the Company is not the surviving


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         corporation, then, as a part of such merger or consolidation, lawful provision shall be made so that the holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the aggregate Exercise Price then in effect, the number of shares of stock or other securities or property of the successor corporation resulting from such merger or consolidation, to which a holder of the stock deliverable upon exercise of this Warrant would have been entitled in such merger or consolidation if this Warrant had been exercised immediately before such merger or consolidation. In any such case, appropriate adjustment shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the merger or consolidation.

         (b) RECLASSIFICATION, ETC. If the Company shall, at any time, by subdivision, combination, or reclassification of securities or otherwise, change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, the Exercise Price shall be adjusted such that this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Warrant immediately prior to such subdivision, combination, reclassification or other change.

         (c) SPLIT, SUBDIVISION OR COMBINATION OF SHARES. If the Company at any time while this Warrant remains outstanding and unexpired shall split, subdivide or combine the securities as to which purchase rights under this Warrant exist, the Exercise Price shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination.

9. NOTICE OF ADJUSTMENTS; NOTICES. Whenever the Exercise Price or number of Shares issuable upon exercise hereof shall be adjusted pursuant to Section 8 hereof, the Company shall issue a written notice setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Exercise Price and number of Shares purchasable hereunder after giving effect to such adjustment, and shall cause a copy of such notice to be mailed to the holder of this Warrant.

10.      MISCELLANEOUS.

         (a) SUCCESSORS AND ASSIGNS. This Warrant shall be binding upon any successors or assigns of the Company.

         (b) GOVERNING LAW. This Warrant shall be governed by and construed in accordance with the laws of the State of California as applied to agreements between California residents entered and to be performed entirely within California.


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

         (c) ATTORNEYS' FEES. In any litigation, arbitration, or court proceeding between the Company and the holder relating hereto, the prevailing party shall be entitled to reasonable attorneys' fees and expenses incurred in enforcing this Warrant.

         (d) AMENDMENTS. This Warrant may be amended and the observance of any term of this Warrant may be waived only with the written consent of the Company and the Holder.

         (e) NOTICE. Any notice, request, or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered, sent by facsimile, or mailed by registered or certified mail, postage prepaid, or by recognized overnight courier or personal delivery at the respective addresses or facsimile number of the parties as set forth below. Any party hereto may by notice so given change its address for future notice hereunder. Notice shall conclusively be deemed to have been given when received.

         If to the Holder: Taiwan Semiconductor Manufacturing Co., Ltd.
                                    No. 121, Park Avenue 3
                                    Science-Based Industrial Park
                                    Hsinchu, Taiwan
                                    Republic of China

         If to the Company:         Monolithic System Technology, Inc.
                                    1020 Stewart Drive
                                    Sunnyvale, California 94086
                                    Attn:  Chief Financial Officer
                                    Fax:  (408) 731-18993

         (f) INVESTOR RIGHTS. All Shares issuable upon exercise of this Warrant are subject to the registration rights provisions of the Fourth Amended and Restated Investor Rights Agreement dated March 31, 1998 (the "Rights Agreement"), as such agreement may be amended from time to time, as evidenced by an Addendum to the Rights Agreement executed by the original holder of this Warrant in connection with its purchase of the Notes and this Warrant pursuant to the Purchase Agreement.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


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         IN WITNESS WHEREOF, the Company and the Holder have caused this Common
Stock Purchase Warrant Agreement to be executed as of the date first above written.

                                          MONOLITHIC SYSTEM TECHNOLOGY, INC.

                                          By:
                                             -----------------------------------

                                          Name:
                                               ---------------------------------

                                          Title:
                                                --------------------------------

Acknowledged and Agreed:



TAIWAN SEMICONDUCTOR
MANUFACTURING CO., LTD.

By:
   -------------------------------------

Name:
     -----------------------------------

Title:
      ----------------------------------


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